UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 21, 2015, CST Brands, Inc., a Delaware corporation (“CST Brands” or the “Company”) (NYSE: CST), who owns and controls the general partner of CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the “Partnership”), announced that the independent executive committee of its Board of Directors (the “Board”) approved a unit purchase program under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), authorizing CST Brands and its subsidiaries to repurchase up to an aggregate of $50 million of the common units representing limited partner interests in the Partnership.    Under the program, CST Brands or its subsidiaries may make purchases in the open market in accordance with Rule 10b-18, or in privately negotiated transactions, pursuant to a trading plan under Rule 10b5-1 of the Exchange Act or otherwise. Any purchases will be funded from available cash on hand. The common unit purchase program does not require CST Brands to acquire any specific number of CrossAmerica common units and may be suspended or terminated by CST Brands at any time without prior notice. The purchases will not be made from any officer, director or control person of CST Brands or CrossAmerica.
CST Brands does not intend for common unit purchases under the program to cause CrossAmerica’s common units to be delisted from the NYSE or cause the common units of CrossAmerica to be deregistered with the Securities and Exchange Commission.
On September 21, 2015, the Company issued a press release announcing the approval of the unit purchase program, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of CST Brands, Inc., dated September 21, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: September 21, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release of CST Brands, Inc., dated September 21, 2015.